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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                   FORM 8-A/A
                                (Amendment No. 1)


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                          MCDERMOTT INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

               PANAMA                                  72-0593134
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


             1450 Poydras
        New Orleans, Louisiana                         70112-6050
(Address of principal executive offices)               (Zip Code)


        Securities to be registered pursuant to Section 12(b) of the Act:

                                                  Name of each exchange on which
Title of each class to be so registered           each class is to be registered
---------------------------------------           ------------------------------

COMMON STOCK, PAR VALUE $1.00 PER SHARE            NEW YORK STOCK EXCHANGE, INC.



     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.[X]


     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.[ ]


     Securities Act registration statement file number to which this form relates: not applicable.


     Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                                (title of class)



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     This amendment no. 1 hereby amends and restates the registration statement on Form 8-A we filed on December 7, 1982 relating to our common stock.

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The class of securities to be registered hereby is the common stock, par value $1.00 per share, of McDermott International, Inc., a Panamanian corporation. For descriptions of our common stock, our other capital stock, limitations on the liability of our directors, and other matters, including provisions of our articles of incorporation, our by-laws and Panamanian law which could delay or prevent a change in control of our company, see the information set forth under the caption "Description of Capital Stock" in (i) the prospectus subject to completion dated December 11, 2001, included in Part I of the Registration Statement on Form S-3 we originally filed with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), on September 17, 2001 (Registration No. 333-69474), as amended through December 11, 2001, and
(ii) the related final form of prospectus to be filed with the SEC under Rule 424(b) of the Securities Act, which descriptions we incorporate herein by reference. Any statement a document we incorporate herein by reference contains shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a subsequently filed document we incorporate herein by reference modifies or supersedes such statement. Our outstanding shares of common stock are listed on the New York Stock Exchange and trade under the symbol "MDR."

ITEM 2.  EXHIBITS.

     The following exhibits are filed as part of this Registration Statement on Form 8-A/A:

*1 Specimen of Common Stock certificate (incorporated herein by reference to Exhibit 4.3 to McDermott International, Inc.'s Registration Statement on Form S-3 (Reg. No. 333-69474), as amended).

*2 Articles of Incorporation, as amended, of McDermott International, Inc. (incorporated herein by reference to Exhibit 3.1 to McDermott International, Inc.'s Annual Report on Form 10-K for the year ended March 31, 1996 (File No. 1-08430)).

*3         Amended and Restated By-laws of McDermott International, Inc.
           (incorporated herein by reference to Exhibit 4.2 to McDermott International, Inc.'s Registration Statement on Form S-3 (Reg. No. 333-69474), as amended).

*4 Amended and Restated Certificate of Designation of Series D Participating Preferred Stock (incorporated herein by reference to Exhibit 3.1 to McDermott International, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 (File No. 1-08430)).

*5 Rights Agreement dated as of October 17, 2001 between McDermott International, Inc. and EquiServe Trust Company, N.A., as Rights Agent (incorporated herein by reference to Exhibit 1 to McDermott International, Inc.'s Current Report on Form 8-K dated October 17, 2001 (File No. 1-08430)).

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* Incorporated by reference as indicated pursuant to Rule 12b-32.



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                                    SIGNATURE


                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereto duly authorized.


                                       McDERMOTT INTERNATIONAL, INC.



Date: December 11, 2001                By: /s/ BRUCE W. WILKINSON
                                          --------------------------------------
                                          Bruce W. Wilkinson
                                          Chairman of the Board and
                                          Chief Executive Officer



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